EXHIBIT 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of Masterworks Vault 10, LLC of our reports dated April 26, 2024, relating to the financial statements on Form 1-K of each Predecessor Issuer.

/s/ AGD Legal, S. C.

Cancun, Quintana Roo
January 31, 2025